UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
`
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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FIRST PRIORITY FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
FIRST PRIORITY FINANCIAL CORP.
2 WEST LIBERTY BOULEVARD, SUITE 104
MALVERN, PENNSYLVANIA 19355
To Be Held April 24, 2008
Mailed to Security Holders March 31, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
MATTER NO. 1
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FINANCIAL INFORMATION
TRANSACTIONS WITH RELATED PARTIES
OTHER MATTERS
SHAREHOLDER COMMUNICATIONS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

First Priority Financial Corp.
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
610-280-7100
March 31, 2008
Dear Shareholder:
     First Priority Financial Corp.’s annual meeting of shareholders will be held on Tuesday, April 24, 2008, at 9:00 a.m., Eastern Time, at The Desmond Great Valley Hotel, 1 Liberty Boulevard, Malvern, Pennsylvania 19355.
     The matters to be acted upon at the meeting are:
(a)	the election of five Class III directors;

(b)	such other matters as may properly come before the First Priority Financial Corp. annual meeting or any adjournment thereof.
     Please review the enclosed material and sign, date and return the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.
     I look forward to seeing you at the annual meeting.
Very Truly,
David E. Sparks
Chairman, President & Chief Executive Officer

First Priority Financial Corp.
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 31, 2008
     To The Shareholders:
     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the annual meeting of shareholders of First Priority Financial Corp. will be held at The Desmond Great Valley Hotel, 1 Liberty Boulevard, Malvern, Pennsylvania 19355 on Thursday, April 24, 2008, at 9:00 a.m., Eastern Time, for the purpose of considering and voting on the following matters:
1.	Election of five Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1); and

2.	Such other business as may properly come before the meeting or any adjournment thereof.
     Only those shareholders of record at the close of business on March 19, 2008, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.
     This notice, the accompanying proxy statement and form of proxy are sent to you by order of the board of directors.
Lawrence E. Donato,
Corporate Secretary
Malvern, Pennsylvania
March 31, 2008

FIRST PRIORITY FINANCIAL CORP.
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
PROXY STATEMENT
GENERAL
Introduction
     The board of directors of First Priority Financial Corp. is soliciting proxies for use at the annual meeting of shareholders to be held on April 24, 2008, at 9:00 a.m., Eastern Time, at The Desmond Great Valley Hotel, 1 Liberty Boulevard, Malvern, Pennsylvania 19355. This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 31, 2008. Our annual report for the year ended December 31, 2007, accompanies this proxy statement. It should not be regarded as proxy solicitation material. First Priority Financial Corp. (which is sometimes referred to as “First Priority,” “the company,” “we,” “us” or “our”) is the holding company for First Priority Bank, a Pennsylvania state-chartered commercial bank (the “Bank”).
Solicitation of Proxies
     We will bear the cost of soliciting proxies. In addition to the use of the mail, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur.
Voting Securities
     As of the close of business on the record date, March 19, 2008, there were outstanding 3,083,637 shares of common stock, with a par value of $1.00 per share. Holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share of common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. The holders of First Priority common stock possess exclusive voting rights in First Priority, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of common stock is entitled to only one vote for each share held of record on all matters submitted to a vote of holders of First Priority common stock and is not permitted to cumulate his or her votes in elections of the company’s directors.
     If you appropriately mark, sign and return the enclosed proxy card in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with your instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for First Priority’s board of directors.

Right of Revocation
     You may revoke your proxy at any time before it has been exercised by filing with the Corporate Secretary of First Priority an instrument of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting, you may also revoke a previously granted proxy by voting in person at the meeting.
Quorum
     Under the Company’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting.
Principal Shareholders
     The following table sets forth information regarding persons or entities that we believe own of record or beneficially, as of March 19, 2008, five percent or more of the outstanding shares of our common stock.

	Amount of	Percent of
Name and Address	Beneficial	Common
of Beneficial Owner	Ownership	Stock
David E. Sparks	181,200	5.82%
2 West Liberty Boulevard, Suite 104 Malvern, PA 19355

Starboard Fund for New Bancs, LP	249,600	8.09%
Martin Fiascone, General Partner 200 West Adams Street, Suite 105, Chicago, IL 60606

Conwell Limited Partnership	144,000	4.67%
Jerome S. Goodman, General Partner 131-A-Gaither Drive, Mount Laurel, NJ 08054

Wellington Limited Partnership	66,000	2.14%
Jerome S. Goodman, General Partner 131-A-Gaither Drive, Mount Laurel, NJ 08054
MATTER NO. 1
ELECTION OF FIRST PRIORITY DIRECTORS
General
     Under our Articles of Incorporation, the total number of directors may be determined by a resolution adopted by a majority vote of the directors then in office. The number of directors for 2008 has been set by the board at 14. The board believes that 11 directors are independent, pursuant to the listing standards of the NASDAQ Global Market (“NASDAQ”), and David E. Sparks, Lawrence E. Donato, and Mary Ann Messmer are not independent by reason of their current employment relationship with First Priority.
     The board of directors, as provided in our Articles of Incorporation, is divided into three classes, each being as nearly equal in number as possible. The directors in each class serve a term of three years each and until their successors are elected and have qualified. Under our bylaws, a person who is elected to fill a vacancy on the board of directors will serve as a director for the remaining term of office of the class to which he or she was elected.
Nominees and Continuing Directors
     The board of directors has fixed the number of directors in Class III at 5 and has nominated Robert J. Fairbaugh, Vincent P. Small, Jr., David E. Sparks, William L. Wetty and Samuel J. Worthington, Jr. for election as Class III directors, each of whom will serve a three year term which will expire at the 2011 annual meeting of shareholders and until his successor is duly elected and has qualified. Directors Small, Sparks and Wetty have been directors of First Priority or First Priority Bank since their inception and Directors Fairbaugh and Worthington were appointed to the board on February 29, 2008 as a result of the recent merger with Prestige Community Bank. The remaining directors will continue to serve in accordance with their previous election, with the terms of the Class I and Class II directors expiring in 2009 and 2010, respectively. Mr. Berlin was appointed to Class I of the board and Mr. Spinieo was appointed to Class II of the board on February 29, 2008 as a result of the recent merger with Prestige Community Bank.
     Our bylaws permit nominations for election to the board of directors to be made by the board of directors or by any shareholder as may be permitted by Pennsylvania law. Notice of nominations which are proposed by the board of directors shall be given to the Chairman of the Board or any other appropriate officer. As of the date hereof, no nominations for directors were received other than those proposed by the board.
     Directors of First Priority shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the annual meeting, but will be counted for purposes of determining the presence of a quorum.
     Shares represented by proxies will be voted for the nominees listed, each of whom is now a director of First Priority and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by our board of directors in the event any nominee or nominees become unavailable for election. We have no reason to believe that any of the nominees will not serve if elected.
     The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of First Priority, or an affiliate or predecessor, and other business relationships. There are no family relationships between any of the listed persons except that Director Worthington is the uncle of Director Spinieo.
Nominees for Election as
Class III Directors — Term Expires in 2011

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Robert J. Fairbaugh	47	2008	None
Certified Public Accountant

Vincent P. Small, Jr.	64	2007	None
Private Investor, Certified Public Accountant and Business Consultant

David E. Sparks	63	2007	None
Chairman, President and Chief Executive Officer, First Priority Financial Corp. and First Priority Bank

William L. Wetty	63	2007	None
Private Investor, Founder of A&L Handles, Inc.

Samuel J. Worthington, Jr.	51	2008	None
Businessman in Newtown, PA

(1)	Mr. Fairbaugh is a Certified Public Accountant and since 1982 has been an owner of Dunlap & Associates, PC in Chalfont, Pennsylvania. Mr. Small retired as a partner from PricewaterhouseCoopers in 1999. He served as a member of the board of directors of Millennium Bank from 2002 to 2004, and a member of the board of directors of Harleysville National Corporation from 2004 to 2005. Mr. Small is Chairman of First Priority’s Audit Committee. Mr. Sparks has served as Chairman and Chief Executive Officer of First Priority Bank since its inception in 2005. Prior to that, Mr. Sparks was Chairman and Chief Executive Officer of Millennium Bank from 1998 to 2004. Mr. Wetty founded A&L Handles, Inc. in Pottstown, Pennsylvania and served as the company’s owner, President and Chief Executive Officer until its sale and his retirement in 2002. Mr. Worthington is an owner of the Newtown Athletic Club in Newtown, Pennsylvania, a facility specializing in providing health and recreation services to its members. In 1999, the Newtown Athletic Club purchased an operating lease for the Middletown Country Club, a golf course and banquet facility in Langhorne, Pennsylvania. In 2001, the Newtown Athletic Club became a partner in Healthquest of Flemington, New Jersey, which specializes in providing health and recreation services.

(2)	Mr. Small, Mr. Sparks and Mr. Wetty have been directors since First Priority’s inception in 2007 and were also directors of First Priority Bank since its inception in November 2005.

     The board recommends that you cast your votes FOR the election of the above-named nominees to serve as Class III Directors.
Continuing Class I Directors — Term Expires in 2009

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Howard R. Berlin	72	2008	None
Private Investor; retired partner of Neuberger Berman, LLC

John K. Desmond, Jr.	83	2007	None
Owner and Operator of The Desmond Great Valley Hotel in Malvern, Pennsylvania and The Desmond Hotel in Albany, New York

Mary Ann Messmer	53	2007	None
President, First Priority Bank

Scott J. Tarte	45	2007	None
Chief Executive Officer, Sparks Exhibits & Environments and Vice Chairman, Sparks Marketing Group

Richard M. Wesselt	41	2007	None
Owner and President, Wesselt Capital Group

(1)	Mr. Berlin is a Chartered Financial Analyst and retired partner, managing director and portfolio manager of Newberger Berman, LLC. Mr. Desmond was a member of the board of directors of Millennium Bank from 1999 until 2004. Mr. Desmond is the Chairman of the Nominating Committee of First Priority’s board of directors. Ms. Messmer has served as the President of First Priority Bank since November 2005. Before that, Ms. Messmer was a Vice President with Nova Savings Bank from June 2004 to January 2005 and Senior Vice President and Head of Private Banking with Millennium Bank from 1999 until 2004. Mr. Tarte has been Chief Executive Officer of Sparks Exhibits & Environments in Philadelphia, Pennsylvania since 2001. Mr. Tarte was a consultant for American Express Corporation from 1999 to 2001. Mr. Wesselt has been the owner and President of Wesselt Capital Group in Norristown, Pennsylvania since 1996.

(2)	Mr. Desmond, Ms. Messmer, Mr. Tarte and Mr. Wesselt have been directors since First Priority’s inception in 2007 and were also directors of First Priority Bank since its inception in November 2005.

Continuing Class II Directors — Term Expires in 2010

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Lawrence E. Donato	59	2007	None
Chief Financial Officer, First Priority Financial Corp and Chief Operating Officer, First Priority Bank

Alan P. Novak	58	2007	None
Attorney, Conrad, O’Brien, Gellman and Rohn and President, Novak Strategic Advisors

Mel A. Shaftel	64	2007	None
Private Investor

Christopher E. Spinieo	37	2008	None
Owner, Spinieo, Inc.

(1)	Mr. Donato has been a director and the Chief Operating Officer of First Priority Bank since it was formed in November 2005. Mr. Donato was Chief Executive Officer of Fiserv Securities, Inc. from 1998 until 2003. Mr. Novak has been an attorney with the law firm of Conrad, O’Brien, Gellman and Rohn since 1994. Mr. Novak has also served as President of Novak Strategic Advisors since 2001. Mr. Novak was Chairman of the Republican State Committee of Pennsylvania from 1996 to 2005. Mr. Shaftel has been a private investor since 2004. He was Managing Director of Rosetta Group, an investment management and financial advisory firm, from 1998 through 2003 and a member of the board of directors of Millennium Bank from 1998 until 2004. Mr. Shaftel is also a retired Vice Chairman of Lehman Brothers. Mr. Shaftel is Chairman of First Priority’s Compensation Committee. Mr. Spinieo is the owner of Spinieo, Inc., a construction and real estate company since 1990.

(2)	Mr. Donato and Mr. Shaftel have been directors since First Priority’s inception in 2007 and were also directors of First Priority Bank since its inception in November 2005. Mr. Novak has been a director since First Priority’s inception in 2007 and a director of First Priority Bank since 2006.
Security Ownership of Management
     The following table sets forth information concerning the number of shares of common stock beneficially owned, as of March 19, 2008, by each present director, nominee for director, and each executive officer named in the Summary Compensation Table appearing below. Unless otherwise indicated, the address of each beneficial owner is c/o First Priority, 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355.

	Shares
	Beneficially		Percent
Name of Beneficial Owner	Owned(1)		Ownership
Howard R. Berlin	135,000	(6)	4.33%
John K. Desmond, Jr.	60,000	(2)(4)(5)	1.94%
Lawrence E. Donato	91,200	(3)(4)(5)	2.94%
Robert J. Fairbaugh	10,682	(4)(6)	.35%
Mary Ann Messmer	15,000	(3)(4)(5)	.49%
Alan P. Novak	6,000	(4)(5)	.19%
Mel A. Shaftel	73,200	(2)(4)(5)	2.36%
Vincent P. Small, Jr.	37,200	(2)(5)	1.20%
David E. Sparks	181,200	(3)(4)(5)	5.82%
Christopher E. Spinieo	46,364	(4)(6)	1.50%
Scott J. Tarte	30,000	(2)(5)	.97%
Richard M. Wesselt	60,000	(2)	1.94%
William L. Wetty	73,200	(2)(4)(5)	2.36%
Samuel J. Worthington, Jr.	141,000	(6)	4.52%
All directors and executive officers as a group (14 persons)	960,046	(4)(6)	29.28%

(1)	Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares. Also includes shares the holder has the right to acquire within sixty (60) days and therefore amounts shown include immediately exercisable warrants and vested options to acquire First Priority common stock. As of the date of this proxy statement, the number of shares represented by warrants and vested options which have been granted to all directors, executive officers and management as a group totaled 152,924 and 42,500 shares, respectively.

(2)	Excludes a total of 9,000 options granted during 2005 to each non-employee director (except Mr. Novak) under First Priority’s 2005 Stock Compensation Program (2005 Option Plan). All options granted under the 2005 Option Plan were granted at an exercise price of $10.00 per share, vest in four years and terminate ten years from the date of grant. Mr. Novak was granted 9,000 options from the second tranche at an exercise price of $10.00 per share on March 23, 2006. Options issued to Mr. Novak vest in four years (March 23, 2010) from the date of grant and terminate ten years from the date of grant (March 23, 2016).

(3)	Excludes the following number of options granted during 2005 under the first tranche of the 2005 Option Plan: Mr. Sparks — 59,000 stock options; Ms. Messmer — 44,000 stock options; Mr. Donato — 44,000 stock options. Options granted are at an exercise price of $10.00 per share, vest on the fourth anniversary of the grant date (December 22, 2009) and terminate ten years from the date of grant (December 22, 2015).

(4)	Mr. Desmond’s beneficial ownership includes 10,000 shares of common stock and 2,000 warrants held by Mr. Desmond’s son with respect to which Mr. Desmond does not exercise voting or investment power. Ms. Messmer’s beneficial ownership includes 5,000 shares of common stock and 1,000 warrants held jointly with her husband and 5,000 shares and 1,000 warrants held in the name of her husband. Mr. Donato’s beneficial ownership includes 75,000 shares of common stock and 15,000 warrants owned jointly with his wife and 1,000 shares of common stock and 200 warrants owned by his children with respect to which Mr. Donato does not exercise voting and investment power. Mr. Novak’s beneficial ownership includes 5,000 shares of common stock and 1,000 warrants owned by a limited partnership with respect to which Mr. Novak is a limited partner and does not exercise voting and investment power. Mr. Shaftel’s beneficial ownership includes 5,000 shares of common stock and 1,000 warrants owned by a trust in which Mr. Shaftel shares voting and investment power. Mr. Sparks’ beneficial ownership includes 75,000 shares of common stock and 15,000 warrants owned by his wife and 2,000 shares of common stock and 400 warrants owned by his children with respect to which Mr. Sparks does not exercise voting and investment power. Mr. Wetty’s beneficial ownership includes 61,000 shares of common stock and 12,200 warrants owned jointly with his wife. Mr. Fairbaugh’s beneficial ownership includes 1,818 shares of common stock and 364 warrants owned by his wife with respect to which Mr. Fairbaugh does not exercise voting and investment power. Mr. Spinieo’s beneficial ownership includes 2,662 shares of common stock and 532 warrants owned by his wife with respect to which Mr. Spinieo does not exercise voting and investment power.

(5)	Excludes the following number of shares of common stock issuable under the terms of a convertible debenture, that is not convertible until June, 2008: Mr. Desmond – 5,007 shares; Mr. Donato – 5,007 shares; Ms. Messmer – 500 shares; Mr. Novak – 999 shares; Mr. Shaftel – 5,007 shares; Mr. Small – 4,006 shares; Mr. Sparks – 5,007 shares; Mr. Tarte – 5,007 shares; Mr. Wetty – 5,007 shares.

(6)	The number of shares beneficially owned by each director includes immediately exercisable options issued to former directors of Prestige Community Bank as a grant for their contribution to Prestige Community Bank’s at-risk organizing capital. Mr. Worthington and Mr. Berlin each were issued 15,000 options, Mr. Spinieo was issued 10,000 options and Mr. Fairbaugh was issued 2.500 options.
Board and Committees
     The board of directors held 10 meetings in 2007. The board of directors maintains an audit committee, a compensation committee, and a nominating committee. The compensation committee, which consisted of all non-management directors with Mr. Shaftel as chairman, met once during 2007. The compensation committee does not operate under a written charter. The committee’s criteria for determining executive compensation is discussed below in Compensation Discussion and Analysis section. The nominating committee consisted of all non-management directors with Mr. Desmond as chairman, and met once during 2007. The nominating committee does not operate under a written charter. This committee develops and recommends criteria for the selection of director nominees to the board, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the board and First Priority and such other criteria as the committee determines to be relevant at the time. The committee has the power to apply these criteria in connection with the identification of individuals to be board members, as well as to apply the standards for independence imposed by NASDAQ and all applicable federal laws in connection with this identification process. The nominating committee considers potential candidates recommended by its members, management and others, including shareholders. The nominating committee applies the same criteria for evaluating the qualifications of directors proposed or nominated by shareholders as it applies to director nominees proposed or nominating by board members or other parties. Mr. Sparks serves as an ex-officio member of the compensation and nominating committees. During 2007, all directors attended at least 75% of the aggregate number of board meetings and meetings of committees on which each director served except for Mr. Wesselt who attended 71% of the board meetings and meetings of committees on which he serves.
     The audit committee, which consisted of all non-management directors with Mr. Small as Chairman, met 3 times during 2007 and operates under a written charter. Mr. Small has been designated the “audit committee financial expert”, and meets the qualifications to serve as such under the NASDAQ listing standards. In 2008, the audit committee will consist of all non-management directors, including the newly appointed Directors, Messrs. Berlin, Fairbaugh, Spinieo and Worthington, with Director Small as Chairman.
Compensation Committee Interlocks And Insider Participation
     Each of the following individuals served as a member of First Priority’s compensation committee during 2007: Mel A. Shaftel, Chairman, John K. Desmond, Jr., Alan P. Novak, Vincent P. Small, Jr., Scott J. Tarte, Richard M. Wesselt and William L. Wetty.
     During this period, none of the members of the compensation committee served as an officer or employee of First Priority or the Bank, or was formerly an officer of First Priority or the Bank.
     Also, during 2007, none of First Priority’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on First Priority’s compensation committee.
Compensation Discussion and Analysis
     Our Compensation Philosophy. Our compensation philosophy begins with the premise that the success of First Priority depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. However, we recognize that First Priority operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.
     We base our compensation decisions on four basic principles:
•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interest of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.
     Our compensation program relies on three primary elements: (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; and (iii) our Incentive

Stock Option Plan. We expect that as we grow, equity-based, long-term incentive compensation will also become an important element of our executive compensation program. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, we expect that the compensation committee of our board of directors will work closely with independent compensation advisors to provide their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers.
     Compensation Objectives. The overall objectives of First Priority’s compensation programs are to retain, motivate and reward employees and officers for performance, and to provide competitive compensation to attract talent to the organization. The methods used to achieve these goals for executive officers are strongly influenced by the compensation and employment practices of First Priority’s competitors within the financial services industry, and elsewhere in the marketplace. We also consider each executive officer’s individual performance and contribution in achieving corporate goals, which may be subjective in nature.
     Our compensation program is designed to reward the executive officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long term value is highly dependent on the development and effective execution of a sound business strategy by our executive officers.
     Other considerations influencing the design of our executive compensation program include that:
•	we operate in a highly regulated industry. We value experience in the financial services industry that promotes the safe and sound operation of First Priority and the Bank;

•	we value executives with sufficient experience in our markets to meet the needs of our customers in various phases of the economic cycle;

•	we value executives with sufficient experience with different products and investments in various phases of the economic cycle;

•	we operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change; and

•	we value the retention and development of incumbent executives who meet or exceed performance objectives. Recruiting executives can be expensive, unpredictable, and have a disruptive effect on our operations.
     Components of Compensation. Compensation in 2007 consisted primarily of base salary, broad-based benefits generally available to all full-time employees, and perquisites available only to certain executive officers. For 2007, base salary changes were made primarily based upon individual and Bank performance.

     We also provide to our executive officers certain broad-based benefits available to all qualifying employees of First Priority, as well as fringe benefits and perquisites, retirement and other termination benefits not generally available to all qualifying employees of First Priority.
     The following summarizes the significant broad-based benefits in which the Executive Officers were eligible to participate in during 2007:
•	a defined contribution 401(k) retirement plan;

•	discretionary profit-sharing plan;

•	medical coverage (all employees share 17.5% of the cost of their elections); and

•	pre-tax health and dependent care spending accounts.
     In addition, First Priority incurs the expense of one country club membership in the amount of $5,000 for Mr. Sparks. Each named executive receives an automobile allowance to compensate for the business use of their automobile.
     In addition to the components of executive compensation described above, Mr. Sparks, Mr. Donato and Ms. Messmer are each parties to change of control agreements with First Priority Bank. The change of control agreements are designed to give First Priority Bank the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to First Priority Bank’s operations. The change of control agreements were negotiated directly with and recommended for approval by, the compensation committee. The compensation committee negotiated the agreements with the assistance of outside counsel, and the compensation committee believes such agreements are consistent with industry practices and desirable for retaining executive talent.
     Analyzing The Components of Compensation. Currently, the compensation committee analyzes the level and relative mix of each of the principal components of compensation for executive officers. The President and Chief Executive Officer also makes recommendations to the committee relating to compensation to be paid to the executive officers other than himself.
     The compensation committee reviews the other components of executive compensation (broad-based benefits and executive perquisites), but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the compensation committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular executive officer’s compensation. Decisions about these components of compensation are made without reference to the executive officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
     The compensation committee seeks to create what it believes is the best mix of base salary and equity incentives in delivering the executive officers’ total compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data.
     The compensation committee determines the base salary and other non-cash components for each executive officer, including the Chief Executive Officer. For 2007, base salary changes were made primarily based upon increases in individual performance, and changes in employee responsibility.
     The process of assembling target total cash compensation for the executive officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the executive officer receiving an annual incentive cash award that is above or below the initial targeted level.
     The objective of the compensation setting process is to establish the appropriate level and mix of total compensation for each executive officer. The compensation committee believes that the accounting treatment of any given element of total cash compensation is a relevant consideration in the design and compensation-setting process and considers the effect, as applicable, when determining total cash compensation.
     The compensation committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to certain executive officers is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2007 and for prior years, the Company has not been subject to tax deduction limitations under Section 162(m).
     Exceptions to Procedures. The compensation committee may from time to time recommend to the board of directors that they approve the payment of special cash compensation to one or more executive officers in addition to payments approved during the normal annual compensation-setting cycle. The committee may make such a recommendation if it believes it would be appropriate to reward one or more executive officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle.
     The committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
     Annual Compensation-President & Chief Executive Officer. In December 2006, the compensation committee recommended, and the board of directors approved, the various components of Mr. Sparks’ 2007 annual compensation. Details regarding base salary are included in the detailed compensation tables following this section.
     For 2007, the committee established a base salary for Mr. Sparks of $175,000. His salary amount was based on the financial performance of First Priority Bank, the estimated value of Mr. Sparks’ services in the marketplace, and the committee’s view of Mr. Sparks’ critical role in the future success of First Priority Bank.
     All compensation committee actions taken with respect to Mr. Sparks’ compensation were presented as recommendations for approval by the full board of directors.
     Annual Compensation-Other Executive Officers. In December 2006, the compensation committee recommended, and the full the board of directors approved, the total cash components of annual compensation for all other executive officers. Details regarding base salary made to the executive officers are included in the detailed compensation tables following this section. The committee evaluated the overall level of total cash compensation for each executive officer (other than the Chief Executive Officer) after considering the performance of First Priority Bank and the role of each executive officer, the criticality of each executive officer to the future success of First Priority Bank in attaining its goals and their experience, contribution and knowledge of our organization.

Executive Compensation and Other Benefits
Summary Compensation Table
     The following table sets forth certain information with respect to the compensation of First Priority and First Priority Bank’s executive officers for the last three fiscal years.

				Securities
		Annual		Underlying		Other
Name & Position(1)	Year	Compensation	Annual Bonus	Stock Options(2)		Compensation(4)
David E. Sparks, Chairman, President and Chief Executive Officer of First Priority & Chairman and Chief Executive	2007	$175,000	—	60,000	(3)	$11,221
	2006	$100,000	—			$6,000
	2005	$36,615	—			$575
Officer of First Priority Bank
Lawrence E. Donato,	2007	$157,000	—	45,000	(3)	$10,460
Chief Financial Officer of First Priority & Chief Operating Officer of First Priority Bank	2006	$150,000	—			$6,000
	2005	$55,023	—			$575
Mary Ann Messmer,	2007	$157,000	$21,334	45,000	(3)	$11,757
President and Chief Lending Officer of First Priority Bank	2006	$150,000	—			$7,800
	2005	$131,923	—			$26,250

(1)	First Priority was formed on February 13, 2007 to serve as the holding company for First Priority Bank. Accordingly, the named officers have only held the positions listed for the holding company since that date. The Bank was formed in November 2005.

(2)	Includes the stock options granted to executive officers under the first tranche of the 2005 Option Plan. Stock option grants vest in four years from the date of grant (December 22, 2009) and terminate in ten years (December 22, 2015) from the date of grant. Options granted may be exercised for one share of First Priority common stock at an exercise price of $10.00 per share.

(3)	On December 14, 2006, each member of the board of directors of First Priority Bank agreed to cancel 1,000 stock options that were previously granted under the Bank’s 2005 Option Plan in order to ensure the availability of stock options for current and future employees. For this reason, Mr. Sparks, Ms. Messmer and Mr. Donato presently have 59,000, 44,000 and 44,000 stock options, respectively.

(4)	Includes for Messrs. Sparks and Donato a car allowance of $6,000 for both years for business use of their vehicles. Included in other compensation for Ms. Messmer is a car allowance for business use of her vehicle of $7,800 in 2007 and 2006 and $6,250 in 2005; a production bonus based on previously approved loan targets of $21,374 in 2007; and $20,000 awarded as a signing inducement in 2005. In 2007, the Bank’s 401(k) matching contribution amounts for Messrs. Sparks and Donato and Ms. Messmer were $5,221, $4,460 and $3,917, respectively.

Compensation Committee Report
     The management compensation committee has reviewed and discussed with management the compensation discussion and analysis set forth above. Based on such review and discussions, the management compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.
Grants of Plan-Based Awards Table
     The named executive officers did not receive any plan-based award grants during the year ended December 31, 2007.
Option Grants in Last Fiscal Year
     The named executive officers did not exercise or receive any stock option grants during the year ended December 31, 2007.
Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information concerning plan based awards as at December 31, 2007.
Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Equity
Incentive
								Plan	Equity
			Equity					Awards:	Incentive Plan
			Incentive				Market	Number of	Awards:
			Plan				Value of	Unearned	Market or
			Awards:			Number	Shares	Shares,	Payout Value
	Number of	Number of	Number of			of Shares	or Units	Units or	of Unearned
	Securities	Securities	Securities			or Units	of Stock	Other	Shares, Units
	Underlying	Underlying	Underlying			of Stock	That	Rights	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Have	That Have	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Not	Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
David E. Sparks	0	59,000	0	$10.00	12/22/15	59,000	(1)	0	0
Lawrence E. Donato	0	44,000	0	$10.00	12/22/15	44,000	(1)	0	0
Mary Ann Messmer	0	44,000	0	$10.00	12/22/15	44,000	(1)	0	0

(1)	No active market exists for the common stock of First Priority.

Option Exercises and Stock Vested
     The named executive officers did not exercise any stock options or have any stock awards subject to vesting during the year ended December 31, 2007.
Pension Benefits
     The named executive officers participate in First Priority Bank’s 401(k) plan that as of 2007 provides for a 50% match on the first 6% of the officers’ contribution to the plan. In 2007, the Bank’s match for Messrs. Sparks and Donato and Ms. Messmer was $5,221, $4,460 and $3,917, respectively.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
     The named executive officers did not earn or otherwise receive nonqualified deferred compensation benefits during the year ended December 31, 2007.
Potential Payments Upon Termination or Change in Control
     Each named executive officer has entered into a change in control agreement with First Priority Bank. The change in control agreements provide for the receipt of a lump-sum cash payment in the event that the individual’s employment is terminated involuntarily or he or she resigns for specified events of “good reason” following a change in control of the Bank. The cash payment would be in an amount equal to two times the sum of (i) the individual’s highest base salary for the year of termination or the immediately preceding two calendar years, and (ii) the highest bonus paid to the executive by the Bank with respect to one of the two calendar years immediately preceding the year of termination. The executive would also receive a cash payment in lieu of continued pension, welfare and other benefits, including health insurance.
Compensation of Directors
     Non-management directors did not receive any compensation for the fiscal year ended 2007.
AUDIT COMMITTEE REPORT
     The audit committee met 3 times in 2007. The committee engaged Beard Miller Company LLP as the independent accountants for First Priority for the years ended December 31, 2007 and December 31, 2006. The audit committee of the Board of Directors is composed of all non-management directors. The audit committee operates under a written charter.
     The audit committee reviewed the audited financial statements of First Priority for the year ended December 31, 2007, and discussed them with management and First Priority’s independent accountants, Beard Miller Company LLP. The audit committee also discussed with the independent accountants the matters required by U.S. Statement of Auditing Standards SAS

No. 61, as amended regarding the independence of the auditors. The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T and the audit committee has discussed the accountants’ independence from First Priority and management with Beard Miller Company LLP. Based on the review and discussions described above, the audit committee recommended to the board of directors that First Priority’s audited financial statements for the fiscal year ended December 31, 2007, be included in First Priority’s Annual Report for that fiscal year.
Vincent P. Small, Jr. (Chairman)
John K. Desmond, Jr.
Alan P. Novak
Mel A. Shaftel
Scott J. Tarte
Richard M. Wesselt
William L. Wetty
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Auditors
     The following table sets forth the aggregate fees billed to us by Beard Miller Company, LLP for the fiscal years ended December 31, 2007, and December 31, 2006.

December 31, 2007
Audit Fees	$63,026
Audit-Related Fees	$49,227
Tax Fees	$8,406
All Other Fees	$—

December 31, 2006
Audit Fees	$33,856
Audit-Related Fees	$4,565
Tax Fees	$9,446
All Other Fees	$—
     Audit fees included the audit for First Priority Bank’s annual financial statements. Audit-related fees included services relating to accounting consultations and the review of registration statements in connection with the holding company reorganization and acquisition of Prestige Community Bank.

FINANCIAL INFORMATION
     Requests for printed financial material (including our annual reports, Forms 10-K, 10-Q and Call Reports) should be directed to Lawrence E. Donato, 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355, telephone 610-280-7100.
TRANSACTIONS WITH RELATED PARTIES
Transactions With Related Parties
     Certain directors and executive officers of First Priority, and their associates, were customers of and had transactions with First Priority Bank in the ordinary course of business during the fiscal year ended December 31, 2007. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis. The amount of extensions of credit outstanding since January 1, 2007, to directors, officers, principal shareholders and any associate of such persons, did not exceed the lesser of $5.0 million or 10% of the Bank’s equity capital. The aggregate extensions of credit to all such persons, as a group, did not exceed 20% of the Bank’s equity during such period.
OTHER MATTERS
     The board of directors knows of no other matters to be presented at the annual meeting. If, however, any other business should properly come before the annual meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.
SHAREHOLDER COMMUNICATIONS
     Shareholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, First Priority Financial Corp., 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355.
     Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our audit committee in writing addressed to Audit Committee Chair, First Priority Financial Corp., 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
     Any shareholder desiring to present a proposal to be considered at the 2009 annual meeting of shareholders should submit the proposal in writing to: Chairman, First Priority

Financial Corp., 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355, no later than November 27, 2008.

By Order of the board of directors

Lawrence E. Donato, Corporate Secretary
March 31, 2008

PROXY
FIRST PRIORITY FINANCIAL CORP.
ANNUAL MEETING OF SHAREHOLDERS
     The undersigned shareholder(s) of FIRST PRIORITY FINANCIAL CORP., Malvern, Pennsylvania do(es) hereby appoint William T. McGrath and Alice D. Flaherty, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 19, 2008, at the annual meeting of its Shareholders to be held at The Desmond Great Valley Hotel, 1 Liberty Boulevard, Malvern, Pennsylvania 19355, on Thursday, April 24, 2008, at 9:00 a.m., or any adjournment(s) thereof, as follows on the reverse side.
This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Your vote is important. Please vote immediately.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First Priority Financial Corp., 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355.
FIRST PRIORITY FINANCIAL CORP.
     IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.
1.	Election of Class III Directors for Terms Expiring 2011

Nominees:	(01) Robert J. Fairbaugh
(02) Vincent P. Small, Jr.
(03) David E. Sparks
(04) William L. Wetty
(05) Samuel J. Worthington, Jr.

For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
☐	☐	☐

2.	In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 31, 2008.
Please sign and return your proxy card promptly in the enclosed addressed envelope.
Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.
For address change, please check this box and write them on the back where indicated      ☐

Please indicate if you plan to attend this meeting	☐	☐

	Yes	No

Signature:

Date:

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